UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

☒ Filed by the Registrant

☐ Filed by a party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

ARTELO BIOSCIENCES, INC.
(Name of Registrant as Specified In Its Charter)

______________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ARTELO BIOSCIENCES, INC.

505 Lomas Santa Fe, Suite 160

Solana Beach, CA 92075

July 2, 2026

Dear Stockholder:

We are writing to notify you of important information about the 2026 annual meeting of stockholders of Artelo Biosciences, Inc. (the “Company”).

We previously filed and made available to our stockholders our proxy statement and related proxy materials on June 5, 2026 (the “Proxy Statement”), which contained two proposals. The enclosed supplementary proxy material (the “Supplement”) is being sent to you because we have determined to add a new Proposal 3 to the original Proxy Statement in order to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of our issued and outstanding common stock pursuant to our Equity Purchase Agreement with Square Gate Capital Master Fund, LLC – Series 5.

Accordingly, we are furnishing to you, together with this letter, an Amended Notice of the 2026 Annual Meeting and the Supplement to the previously furnished Proxy Statement, which reflect the revised agenda for the annual meeting and describe the new proposal to be voted on at the annual meeting, as well as a new proxy card for purposes of casting your vote on all of the proposals to be voted on at the annual meeting.

Please read the Proxy Statement and the Supplement in their entirety as together they contain all of the information that is important to your decisions in voting at the annual meeting.

When you have finished reading the Proxy Statement and Supplement, please promptly submit your proxy by completing the enclosed new proxy card in its entirety, signing, dating and returning it in the enclosed envelope (or following the instructions to vote by Internet or telephone). We encourage you to submit your proxy so that your shares will be represented and voted at the meeting, whether or not you can attend. The enclosed new proxy card permits you to submit your proxy for all three of the proposals included in the Proxy Statement and the Supplement, and will replace any previously submitted proxy in connection with the annual meeting.

If you have already submitted your proxy and do not submit a new proxy, your previously submitted proxy will be voted at the annual meeting with respect to all other proposals; however, the Company strongly encourages you to submit a new proxy so that your vote will be considered on Proposal 3.

Sincerely,

/s/ Gregory D. Gorgas
Gregory D. Gorgas
President and Chief Executive Officer

Solana Beach, California

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 505 Lomas Santa Fe, Suite 160

Solana Beach, CA 92075

AMENDED NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Artelo Biosciences, Inc.:

Notice is hereby given that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Artelo Biosciences, Inc., a Nevada corporation, will be held on Friday, July 17, 2026, at 8:00 a.m., Pacific Time, via internet webcast, for the following purposes:

1.

To elect three (3) Class III director nominees, Gregory R. Reyes, M.D., Ph.D., Tamara A. Favorito and Gregory D. Gorgas, to serve on the Board until the Company’s 2029 Annual Meeting of Stockholders, or until their successors are duly elected and qualified or until their earlier resignation or removal, as further described in Proposal No. 1 in the Company’s proxy statement;

2.

To approve an amendment to our Articles of Incorporation, as amended (“Articles”), to increase the number of authorized shares of our common stock, par value $0.001 (“Common Stock”) from 166,666,667 to 500,000,000;

3.

To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of our issued and outstanding common stock pursuant to our Equity Purchase Agreement with Square Gate Capital Master Fund, LLC – Series 5; and

4.	To transact such other business as may be properly brought before the Annual Meeting or any adjournments or postponements thereof.

The preceding items of business were described in our original Proxy Statement dated June 5, 2026 (the “Proxy Statement”), with the exception of Proposal 3, which is described in the attached supplement (the “Supplement”) to the Proxy Statement.

The enclosed Supplement describes new Proposal 3 and includes a revised proxy card which covers the two proposals included in the Proxy Statement and adds the new Proposal 3. If you wish to vote on this new Proposal 3, you must sign, date and return the enclosed proxy card (or follow the instructions to vote by Internet or telephone). Signing and submitting this new proxy card will revoke any prior proxy in its entirety. Therefore, if you submit the new proxy card (or vote by Internet or telephone), in addition to voting on Proposal 3, you must mark the new proxy card in the appropriate place (or follow the instructions to vote by Internet or telephone) to indicate your vote on Proposals 1 and 2.

The Annual Meeting will be held virtually. In order to attend the meeting, you must register at https://www.proxyvote.com/ by 11:59 PM ET on July 16, 2026. If you hold your shares in an account at a brokerage firm, bank, dealer or other similar organization and wish to vote at the meeting, you will need to obtain a “legal proxy” from that entity and submit it when you register. On the day of the Annual Meeting, if you have properly registered, you may enter the meeting by clicking on the link provided and entering the password you received via email in your registration confirmations. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit questions prior to and during the meeting. To vote at the Annual Meeting, (a) if you hold your shares through a bank, broker or other nominee, you will need the control number you receive by email after registering, and (b) if you hold your shares in an account with our transfer agent, you will need the control number that is shown on your proxy card or e-mail notification of the Annual Meeting.

You will not be able to attend the Annual Meeting in person.

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Our Board of Directors has fixed the close of business on May 22, 2026, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, notice of annual meeting, form of proxy and our annual report, were first sent or made available on or about June 5, 2026, to all stockholders as of the record date. We have elected to provide access to the Supplement, this Amended Notice and a proxy card reflecting all three proposals to be voted on at the annual meeting, both by mailing to you a full set of these supplemental materials, and also by notifying you of the availability on the internet of all of our proxy materials, including these supplemental materials and the Proxy Statement and our annual report for the year ended December 31, 2025.

Whether or not you expect to attend the Annual Meeting via live webcast, please vote at your earliest convenience. You may vote over the internet, by telephone or, if you request to receive printed proxy materials, by mailing a proxy or voting instruction card. You may also vote your shares during the Annual Meeting. Submitting your proxy in advance of the Annual Meeting will not prevent you from voting your shares during the Annual Meeting, as your proxy is revocable at your option as described in the proxy statement accompanying this notice. Please review the instructions regarding each of your voting options described in the proxy statement, as well as in the proxy card you received by mail.

Your vote is important. Whether or not you plan to attend the meeting, please sign and submit your proxy as soon as possible so that your shares can be voted at our Annual Meeting in accordance with your instructions. If you attend the meeting, you may revoke your proxy in accordance with the procedures set forth in the proxy statement. The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, notice of annual meeting, form of proxy and our annual report, were first sent or made available on or about June 5, 2026, to all stockholders as of the record date. We have elected to provide access to the Supplement, this Amended Notice and a proxy card reflecting all three proposals to be voted on at the annual meeting, both by mailing to you a full set of these supplemental materials, and also by notifying you of the availability on the internet of all of our proxy materials, including these supplemental materials and the Proxy Statement and our annual report for the year ended December 31, 2025. A copy of our proxy statement, our annual report and any amendments thereto, are also posted on https://www.proxyvote.com/ and are available from the SEC on its website at www.sec.gov.

By Order of the Board of Directors,

By:	/s/ Gregory D. Gorgas
Gregory D. Gorgas
President and Chief Executive Officer

Solana Beach, California

July 2, 2026

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505 Lomas Santa Fe, Suite 160

Solana Beach, CA 92075

GEneral Information about this Supplement and the Annual Meeting

This Supplement describes new Proposal 3, which is added to the agenda for the annual meeting and therefore is not described in the original Proxy Statement. Information about Proposals 1 and 2, each of which will also be presented to stockholders at the annual meeting, can be found in the Proxy Statement as originally filed with the SEC and made available to our stockholders on or about June 5, 2026. To the extent the information in the Supplement differs from, updates or conflicts with the information contained in the Proxy Statement, the information in the Supplement shall amend and supersede the information contained in the Proxy Statement. Except as so amended or superseded, all information set forth in the Proxy Statement remains unchanged and important for you to review. Accordingly, we urge you to read the Supplement carefully in its entirety together with the Proxy Statement. All capitalized terms used in the Supplement and not otherwise defined herein have the respective meanings given to them in the Proxy Statement. The Supplement is being made available to our stockholders on or about July 2, 2026.

Purpose of the Supplement

We previously filed and made available to our stockholders our original Proxy Statement and related proxy materials on June 5, 2026, which contained three proposals. The enclosed Supplement is being sent to you because we have determined to add a new Proposal 3 to the original Proxy Statement in order to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of our issued and outstanding common stock pursuant to our Equity Purchase Agreement with Square Gate Capital Master Fund, LLC – Series 5.

Delivery of Supplement and Proxy Materials

Most of our stockholders who are entitled to notice of and to vote at the annual meeting previously received a Notice of Internet Availability of Proxy Materials for the annual meeting, which provided instructions on how to access the proxy materials on the Internet, but did not receive printed copies of the proxy materials unless they requested them. We have elected to provide access to the Supplement, the Amended Notice and a proxy card reflecting all four proposals to be voted on at the annual meeting, both by mailing to you a full set of these supplemental materials, and also by notifying you of the availability on the Internet of all of our proxy materials, including these supplemental materials and the Proxy Statement and our 2025 annual report for the year ended December 31, 2025. Accordingly, and pursuant to applicable SEC rules that require us to notify our stockholders of the availability of all of our proxy materials on the Internet, we are providing the following notice:

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on Friday, July 17, 2026.

This proxy statement and the Company’s annual report are available electronically at https://www.proxyvote.com/.

Voting Requirements for Proposal 3

Proposal 3 – Issuance of Common Stock. The proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of our issued and outstanding common stock at an average price less than the Minimum Price (as defined in Proposal No. 3 below) pursuant to our Equity Purchase Agreement with Square Gate Capital Master Fund, LLC – Series 5, requires the affirmative vote of a majority of the total votes cast on Proposal 3. For purposes of Proposal 3, “total votes cast” means votes cast “FOR” or “AGAINST” Proposal 3, whether cast live via the internet or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Accordingly, Proposal 3 will be approved if the number of votes cast “FOR” Proposal 3 exceeds the number of votes cast “AGAINST” Proposal 3. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not votes cast on Proposal 3, will not be counted as votes “FOR” or “AGAINST” Proposal 3, and will have no effect on the outcome of Proposal 3, although they may be counted for purposes of determining whether a quorum is present.

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Revocability of Proxies

Because this Supplement describes a new proposal to be voted on at the annual meeting that was not reflected or described in the original Proxy Statement, proxies submitted before the date of the Supplement will not include votes on the new proposal. As a result, if you want to vote on the new proposal described in the Supplement, you must cast a new vote for the annual meeting by signing, dating and returning the enclosed proxy card (or by following the instructions to vote by Internet or telephone), or by voting in person at the annual meeting.

Signing and submitting the new proxy card, or voting in person at the annual meeting, will revoke any prior proxy in its entirety. Therefore, if you submit the new proxy card (or vote by Internet or telephone), in addition to voting on Proposal 3, you must mark the new proxy card in the appropriate place (or follow the instructions to vote by Internet or telephone) to indicate your vote on Proposals 1 and 2.

Proxy Solicitation

This proxy solicitation is made by the Board, and we will bear the entire cost of soliciting proxies for the Annual Meeting, including costs associated with the preparation, assembly, printing and mailing of the proxy materials and any additional information furnished to stockholders. We will make available copies of the proxy materials to brokers, banks and other agents holding shares of our common stock in their name for the benefit of others for forwarding to the beneficial owners. We may reimburse such brokers, banks or other agents for their costs associated with forwarding the proxy materials to the beneficial owners. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

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PROPOSAL 3

TO APPROVE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING

RULE 5635(D), THE ISSUANCE OF MORE THAN 20% OF OUR ISSUED AND

OUTSTANDING COMMON STOCK PURSUANT TO OUR EQUITY PURCHASE AGREEMENT WITH Square Gate Capital Master Fund, LLC – Series 5

General

Our Common Stock is currently listed on Nasdaq and, as such, we are subject to Nasdaq rules, which require us to obtain stockholder approval prior to the issuance of our Common Stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the Common Stock outstanding before the issuance.

Overview

On January 30, 2026, the Company entered into the Equity Purchase Agreement (“EPA”) with Square Gate Capital Master Fund, LLC - Series 5, a series limited liability company organized in the state of Delaware (“Square Gate”), pursuant to which the Company has the right, but not the obligation, to direct Square Gate to purchase up to $25.0 million (the “Initial Commitment Amount”) of Common Stock, which at the Company’s sole discretion can be increased by an additional $25 million once the Initial Commitment Amount has been exhausted (the “Maximum Commitment Amount”), subject to certain limitations and conditions set forth in the EPA, from time to time during the term of the EPA. The Company also entered into a Registration Rights Agreement with Square Gate, pursuant to which the Company agreed to register the resale of shares of Common Stock issued to Square Gate under the EPA on a registration statement declared effective by the SEC within 60 days of the date of the EPA (the “Initial Registration Statement”). Sales of the shares of Common Stock to Square Gate under the EPA, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell any shares of Common Stock to Square Gate under the EPA.

During the term of the EPA, the Company may direct Square Gate to purchase a certain portion of the Initial Commitment Amount (“Regular Put Amount”) by delivering a notice (“Put Notice”) to Square Gate. The Company shall, in its sole discretion, select the Regular Put Amount requested by the Company in each Put Notice. However, each requested Regular Put Amount may not exceed the lesser of (i) 100% of the average of the Average Daily Trading Volume (as defined in the EPA) of the Common Stock over the five trading days preceding the trading day that a Put Notice is deemed delivered (the “Put Date”), (ii) thirty percent (30%) of the daily trading volume over the applicable Put Date, or (iii) $500,000, subject to waiver by Square Gate in its sole discretion. The purchase price to be paid by Square Gate for the Regular Put Amount will be 95% of the lowest daily VWAP (as defined in the EPA) of the Common Stock during the three trading days immediately following the applicable Put Date (the “Regular Valuation Period”).

During a Regular Valuation Period, the Company may submit one or more Put Notices to Square Gate, subject to Square Gate’s written acceptance, which shall state a number of additional shares of Common Stock (“Intraday Put Shares”) that the Company desires to sell to Square Gate on that same trading day. The purchase price to be paid by Square Gate for the Intraday Put Shares will be 95% of the lowest traded price during the Intraday Valuation Period (as defined in the EPA). The maximum amount of Intraday Put Shares shall be 4.99% of the number of shares of Common Stock outstanding on the date of delivery of applicable Put Notice, which may be waived by Square Gate in its sole discretion.

Under applicable Nasdaq rules and the terms of the EPA, in no event may the Company issue to Square Gate under the EPA shares of Common Stock equal to greater than 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the EPA (the “Exchange Cap”), unless (i) the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price per share paid by Square Gate for all of the shares of Common Stock that the Company directs Square Gate to purchase from the Company pursuant to the EPA, if any, equals or exceeds $1.71 per share. Moreover, the Company may not issue or sell any shares of Common Stock to Square Gate under the EPA which, when aggregated with all other shares of Common Stock then beneficially owned by Square Gate and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder), would result in Square Gate beneficially owning more than 4.99% of the outstanding shares of Common Stock.

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Actual sales of shares of Common Stock to Square Gate under the EPA will depend on a variety of factors to be determined by the Company from time to time, which may include, among other things, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for our business and operations.

The Company will be prohibited from conducting any Variable Rate Transaction (as defined in the EPA) without the prior written consent of Square Gate from any Put Date until the end of any Standstill Period (as defined in the EPA); provided, however, that the Company may effect sales pursuant to a customary “at-the-market” facility with a FINRA-registered broker-dealer as sales agent.

The EPA will automatically terminate on the earliest to occur of (i) the date on which Square Gate shall have purchased shares equal to the Maximum Commitment Amount, (ii) January 30, 2029, (iii) provided that the Initial Registration Statement shall have been previously declared effective by the SEC, the written notice of termination by the Company to Square Gate (which shall not occur at any time that there is an outstanding Put Notice), or (iv) the written notice of termination by Square Gate to the Company if the Company receives a final delisting notice from the principal market or if the Common Stock fails to be listed on an eligible market.

As consideration for Square Gate’s commitment to purchase the shares of Common Stock pursuant to the EPA, the Company issued 97,466 shares of Common Stock to Square Gate, having an aggregate value, as of January 30, 2026, of $500,000, as shares and/or as pre-funded warrants.

The net proceeds under the EPA to the Company will depend on the frequency and prices at which Common Stock is sold. The Company expects that proceeds received from such sales will be used primarily for working capital and general corporate purposes.

Reasons for the Financing

We believe that the Square Gate transaction provides necessary additional sources of capital to the Company. The proceeds that we expect to receive from the Square Gate transaction will allow the Company to fund its business operations. The Square Gate transaction provides the Company with future flexibility to enhance its liquidity in an opportunistic and efficient manner, and only when the Company deems it to be necessary. We remain focused on creating long-term value for our stockholders, and the Square Gate transaction will allow us to be strategic in how we access and deploy capital primarily in support of the ongoing development of our products.

Reasons for the Stockholder Approval

Our Common Stock is listed on Nasdaq, and as a result, we are subject to the Nasdaq Listing Rules. In order to comply with the Nasdaq Listing Rules, we are seeking stockholder approval of this proposal to potentially sell additional shares of Common Stock above the Exchange Cap.

Nasdaq Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) in an amount equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price less than the “Minimum Price.” The Minimum Price is defined as the lower of (i) the closing price of the common stock immediately preceding the signing of the sale agreement or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the sale agreement.

Accordingly, we are seeking stockholder approval under Nasdaq Listing Rule 5635(d) for the sale, issuance or potential issuance by us of Common Stock (or securities convertible into or exercisable for our Common Stock) in excess of 20% of the shares of our Common Stock outstanding immediately prior to the EPA at an exercise price less than the Minimum Price in connection with the EPA.

Consequences of Not Approving this Proposal

The Board is not seeking the approval of our stockholders to authorize our entry into the EPA. The EPA has already been executed and delivered, and the closing of the EPA has occurred. The failure of our stockholders to approve this proposal will mean that the issuance of shares of Common Stock in accordance with the EPA will be limited to an amount up to the Exchange Cap and we will not be able to realize the full benefit of this important financing transaction.

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Potential Adverse Effects of Approving this Proposal

If approved, the issuance of more than 20% of our issued and outstanding shares of Common Stock to Square Gate will dilute the percentage ownership interest of all stockholders, may dilute the book value per share of the Common Stock and will increase the number of the Company’s outstanding shares, which could depress the market price of the Common Stock.

Required Vote

Proposal 3 requires the affirmative “FOR” vote of a majority of the total votes cast on Proposal 3. For this purpose, “total votes cast” includes votes cast “FOR” and “AGAINST” Proposal 3 and excludes abstentions and broker non-votes. Accordingly, abstentions and broker non-votes will have no effect on the outcome of Proposal 3, although they may be counted for purposes of determining whether a quorum is present.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), OF THE ISSUANCE OF MORE THAN 20% OF OUR ISSUED AND OUTSTANDING COMMON STOCK PURSUANT TO OUR PURCHASE AGREEMENT WITH SQUARE GATE CAPITAL MASTER FUND, LLC – SERIES 5.

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SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 16, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ARTL2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 16, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T01851-Z93275

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARTELO BIOSCIENCES, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Class III Nominees:	**For**	**Withhold**
1a. Gregory R. Reyes, M.D., Ph.D.	☐	☐
1b. Tamara A. Favorito	☐	☐
1c. Gregory D. Gorgas	☐	☐

NOTE: In their discretion, the proxyholder will vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and 2025 Annual Report are available at www.proxyvote.com.

T01852-Z93275

ARTELO BIOSCIENCES, INC.
ANNUAL MEETING OF STOCKHOLDERS
JULY 17, 2026 8:00 AM PT
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned appoints Gregory D. Gorgas and Mark Spring, and each or either of them, as true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, or each of them, to vote all shares of common stock of Artelo Biosciences, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Artelo Biosciences, Inc., to be held on July 17, 2026, and any adjournment or postponement thereof, as hereinafter specified, and in his judgment, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies previously given. The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at www.virtualshareholdermeeting.com/ARTL2026 by 11:59 PM EDT on July 16, 2026. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and entering the password you received in your registration confirmation email. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. EACH OF THE PROXIES IS AUTHORIZED TO VOTE IN HIS JUDGMENT UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ANY ADJOURNMENT THEREOF.

Continued and to be signed on reverse side

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